Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 1, 2021, among Exela Intermediate LLC, a Delaware limited liability company (the “Company” or “Issuer”), Exela Finance, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuers and certain wholly owned subsidiaries of the Company (the “Subsidiary Guarantors”) and the Trustee are party to that certain Indenture, dated as of July 12, 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of the Issuers’ 10.000% First-Priority Senior Secured Notes due 2023 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides, inter alia, that, in certain circumstances, the Issuers and the Trustee may amend the Indenture and the Notes with the written consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (the “General Requisite Consents”);

WHEREAS, Sections 9.02 and 11.04(a)(6) of the Indenture allows the release of all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents with respect to the Notes (the “Collateral Release”) with the consent of the holders of at least 66.67% in aggregate principal amount of the outstanding Notes (the “Collateral Release Requisite Consents” and, together with the General Requisite Consents, the “Requisite Consents”);

WHEREAS, the Issuers have distributed a Confidential Offering Memorandum and Consent Solicitation Statement, dated October 27, 2021 (as amended, supplemented and otherwise modified from time to time, the “Statement”), to the holders of the Notes in connection with the offer to exchange for cash and new 11.500% First-Priority Senior Secured Notes due 2026 of the Issuers, any and all of the outstanding Notes and the concurrent solicitation of such holders’ consents, voting as a single class (the “Consents”), to certain proposed amendments to the Indenture as further described in the Statement (the “Proposed Amendments”) and to the Collateral Release;

WHEREAS, the holders of approximately 95.5% in aggregate principal amount of the Notes outstanding (excluding any Notes owned by the Issuers or their affiliates) have validly tendered Consents and not validly withdrawn their Consents to the adoption of all of the Proposed Amendments effected by this Supplemental Indenture and to the Collateral Release in accordance with the provisions of the Indenture, and evidence of such consents has been provided by the Issuers to the Trustee;

WHEREAS, the execution and delivery of this instrument has been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

WHEREAS, the Issuers, having received the General Requisite Consents from the holders of the outstanding Notes, pursuant to Section 9.02 of the Indenture, desires to amend the Indenture and the Notes (the “Amendment”);

WHEREAS, the Issuers, having received the Collateral Release Requisite Consents from the holders of the outstanding Notes, pursuant to Sections 9.02 and 11.04(a)(6) of the Indenture, desire to effectuate the transactions contemplated by the Collateral Release;

WHEREAS, in accordance with Sections 7.02, 9.05, 11.04(b), 13.04 and 13.05 of the Indenture, the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel with respect to this Supplemental Indenture on the date hereof; and

WHEREAS, pursuant to Sections 9.02 and 9.05 of the Indenture, together with receipt of the Requisite Consents, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of all holders of the Notes as follows:

ARTICLE 1

AMENDMENTS to ARTICLE I—DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Indenture; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

SECTION 1.02. Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth under this Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

AMENDMENTS TO THE INDENTURE AND THE NOTES

Pursuant to Section 9.02 of the Indenture, the Issuers and the Trustee (in the case of the Trustee, acting in reliance upon the instructions and directions of the holders of the Requisite Consents obtained pursuant to the Statement) hereby agree to amend or supplement certain provisions of the Indenture, as follows:

SECTION 2.01. Section 4.02 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.02. [Intentionally omitted].”

SECTION 2.02. Section 4.03 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.03. [Intentionally omitted].”

SECTION 2.03. Section 4.04 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.04. [Intentionally omitted].”

SECTION 2.04. Section 4.05 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.05. [Intentionally omitted].”

SECTION 2.05. Section 4.06 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.06. [Intentionally omitted].”

SECTION 2.06. Section 4.07 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.07. [Intentionally omitted].”

SECTION 2.07. Section 4.08 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.08. [Intentionally omitted].”

SECTION 2.08. Section 4.09 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.09. [Intentionally omitted].”

SECTION 2.09. Section 4.10 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.10. [Intentionally omitted].”

SECTION 2.10. Section 4.11 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.11. [Intentionally omitted].”

SECTION 2.11. Section 4.12 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.12. [Intentionally omitted].”

SECTION 2.12. Section 4.13 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.13. [Intentionally omitted].”

SECTION 2.13. Section 4.14 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.14. [Intentionally omitted].”

SECTION 2.14. Section 4.15 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.15. [Intentionally omitted].”

SECTION 2.15. Section 5.01(a)(iii) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(iii). [Intentionally omitted].”

SECTION 2.16. Section 5.01(a)(iv) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(iv). [Intentionally omitted].”

SECTION 2.17. Section 5.01(a)(vi) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(vi). [Intentionally omitted].”

SECTION 2.18. Section 5.01(c)(ii) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(ii). [Intentionally omitted].”

SECTION 2.19. Section 6.01(c) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(c) [Intentionally omitted].”

SECTION 2.20. Section 6.01(d) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(d) [Intentionally omitted].”

SECTION 2.21. Section 6.01(e) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(e) [Intentionally omitted].”

SECTION 2.22. Section 6.01(f) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(f) [Intentionally omitted].”

SECTION 2.23. Section 6.01(g) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(g) [Intentionally omitted].”

SECTION 2.24. Section 6.01(h) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(h) [Intentionally omitted].”

SECTION 2.25. Section 6.01(i) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(i) [Intentionally omitted].”

SECTION 2.26. Section 6.01(j) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(j) [Intentionally omitted].”

SECTION 2.27. Section 6.01(k) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(k) [Intentionally omitted].”

SECTION 2.28. Section 6.02 of the Indenture is hereby amended by (i) deleting the phrase “(other than an Event of Default specified in Section 6.01(f) or (g) hereof with respect to the Issuer)” in the first sentence of the first paragraph thereof, (ii) deleting the third sentence in the first paragraph thereof and (iii) deleting the second paragraph thereof.

SECTION 2.29. Section 6.12 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“[Intentionally omitted].”

SECTION 2.30. Section 7.04 of the Indenture is hereby amended by deleting the phrase “of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h), (i), (j) or (k) or” in the second sentence thereof and replacing it with the following: “of any Default or Event of Default under Sections 6.01(h) or (i) or”.

SECTION 2.31. Section 7.07 of the Indenture is hereby amended by deleting the second sentence in the third paragraph thereof.

SECTION 2.32. Section 8.02(a)(iii) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(iii) [Intentionally omitted].”

SECTION 2.33. Section 8.02(a)(iv) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(iv) [Intentionally omitted].”

SECTION 2.34. Section 8.02(a)(v) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(v) [Intentionally omitted].”

SECTION 2.35. Section 8.02(a)(vi) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(vi) [Intentionally omitted].”

SECTION 2.36. Section 8.02(a)(vii) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(vii) [Intentionally omitted].”

SECTION 2.37. Section 8.02(a)(viii) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(viii) [Intentionally omitted].”

SECTION 2.38. Each of the Notes and Exhibit A to the Indenture are hereby amended by deleting the fifth sentence of the second paragraph under paragraph 4 on the reverse side thereof.

SECTION 2.39. Each of the Notes and Exhibit A to the Indenture are hereby amended by amending and restating paragraph 8 on the reverse side thereof in its entirety as follows:

“8. [Intentionally omitted.]”

SECTION 2.40. Each of the Notes and Exhibit A to the Indenture are hereby amended by deleting the section entitled “OPTION OF HOLDER TO ELECT PURCHASE.”

ARTICLE 3

collateral release

SECTION 3.01. Approval of Amendments to, Restatements of or Termination of Certain Security Documents. Notwithstanding anything to the contrary, any amendments to, restatements of, or termination of, as applicable, the Security Documents and any related documents, including, but not limited to, any acknowledgments, side-letters, joinders and other agreements, in order to effectuate all of the transactions contemplated by the Collateral Release shall be permitted under the Indenture.

ARTICLE 4

effectiveness

SECTION 4.01. This Supplemental Indenture shall become a binding agreement between the parties hereto and effective when executed by the parties hereto. The amendments to the Indenture set forth herein shall become operative only at the time and date at which the Issuers notify the Trustee and D.F. King & Co., Inc., in its capacity as depositary for the Notes in connection with the Exchange Offers and the Consent Solicitations (each as defined in the Statement), that the validly tendered Notes are accepted for purchase by the Issuers pursuant to, and subject to the terms and conditions set forth in, the Statement. The Issuers shall notify the Trustee in writing promptly after the occurrence of such acceptance for purchase or promptly after the Issuer shall determine that such acceptance for purchase will not occur.

ARTICLE 5

miscellaneous

SECTION 5.01. Notes; Corresponding Amendments. Amendments to the Indenture pursuant to this Supplemental Indenture shall also apply to the Notes. Pursuant to Section 14 of each Global Note, with effect on and from the date hereof, each Global Note shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Note consistent with the terms of the Indenture, as amended by this Supplemental Indenture.

SECTION 5.02. Incorporation. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture, and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 5.03. Third Parties. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 5.04. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

SECTION 5.05. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall be effective as delivery of a manually executed counterpart thereof.

SECTION 5.06. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 5.07. Trustee Makes No Representation. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture

SECTION 5.08. Successors. All agreements of the Issuers in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 5.09. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.10. Ratification of Indenture; Supplemental Indenture; Part of Indenture. Except as expressly amended hereby, the Indenture, as amended by this Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

EXELA INTERMEDIATE LLC

By:	/s/ Erik Mengwall
Name: Erik Mengwall
Title: Secretary

EXELA FINANCE INC.

By:	/s/ Erik Mengwall
Name: Erik Mengwall
Title: Secretary

[Signature Page to Third Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

[Signature Page to Third Supplemental Indenture]